EXHIBIT 31.2

CERTIFICATION OF ANGUS RUSSELL RELATING TO

FORM 10-K/A

FOR THE YEAR TO

DECEMBER 31, 2007 OF

SHIRE LIMITED

(as successor registrant to SHIRE PLC)

I, Angus Russell, certify that:

1.	I have reviewed the Amendment No. 1 to the Annual Report on Form 10-K of Shire Limited (as successor registrant to Shire plc);

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date:	May 30, 2008	/s/ Angus Russell
Angus Russell
Chief Financial Officer